SCHEDULE 14a
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12

ADVANCED MATERIALS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies: __________________________________________________________

(2)  Aggregate number of securities to which transaction applies: _________________________________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (Set forth the amount on which the filing fee is calculated and state how it  was determined): __________________________________

(4)  Proposed maximum aggregate value of transaction: _________________________________________________________________

(5)  Total fee paid: _____________________________________________________________________________________________

[   ]  Fee paid previously with preliminary materials:

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: _____________________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.: _____________________________________________________________________

(3)  Filing Party: _______________________________________________________________________________________________

(4)  Date Filed: ________________________________________________________________________________________________

ADVANCED MATERIALS GROUP, INC.
3303 Lee Parkway, Suite 105
Dallas, Texas 75219

May 9, 2006

To our stockholders:

You are cordially invited to attend the annual meeting of stockholders of Advanced Materials Group, Inc. (the “Company”), which will be held at 10:00 a.m. local time, on Friday, May 19, 2006 at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612. All holders of the Company’s outstanding common stock as of April 21, 2006 are entitled to vote at the annual meeting.

Enclosed is a copy of the Company’s annual report, notice of annual meeting of stockholders, proxy statement and proxy card. A current report on the business operations of the Company will be presented at the meeting and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important you complete, sign, date and return the proxy card in the enclosed postage prepaid envelope in order to ensure that your shares will be represented at the annual meeting.

Sincerely,

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

ADVANCED MATERIALS GROUP, INC.

3303 Lee Parkway, Suite 105
Dallas, Texas 75219
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Friday, May 19, 2006

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Advanced Materials Group, Inc., a Nevada corporation (the “Company”), will be held at 10:00 a.m. local time, on Friday, May 19, 2006 at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612, for the following purposes:

1. To elect five nominees to the Board of Directors;

2. To ratify the appointment of Catherine Fang CPA, LLC as the independent accountants for the Company for the fiscal year ending November 30, 2005; and

3. To transact such other business as may properly come before the annual meeting or any adjournments and postponements thereof.

The Board of Directors has fixed the close of business on April 21, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares as of the record date.

Accompanying this notice are a proxy and a proxy statement. PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting. If you are a beneficial owner and not a record owner, please follow the directions provided by your broker.

By Order of the Board of Directors

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

Dallas, Texas
May 9, 2006

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting of stockholders. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed proxy in the envelope provided. Returning a signed proxy will not prevent you from voting in person at the annual meeting, if you so desire, but will help secure a quorum and reduce or eliminate the expense of additional proxy solicitation.

ADVANCED MATERIALS GROUP, INC.

3303 Lee Parkway, Suite 105
Dallas, Texas 75219
________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held Friday, May 19, 2006
________________

VOTING AND PROXY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Materials Group, Inc. (the “Company”) for use at the annual meeting of stockholders to be held at 10:00 a.m. local time, on Friday, May 19, 2006 at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612 and at any adjournments or postponements thereof. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about May 10, 2006 to all stockholders entitled to vote at the annual meeting.

In voting by proxy for directors, stockholders may vote in favor of all director nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card.

The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder with respect to the matters described in the proxy. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “FOR” the election of all director nominees named herein, and “FOR” the ratification of the appointment of Catherine Fang CPA, LLC as the Company’s independent accountants for the fiscal year ending November 30, 2005. If any other matters properly come before the annual meeting, the persons named as proxies will vote upon these matters in accordance with their best judgment. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the annual meeting in person.

At the close of business on April 21, 2006, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, the Company had issued and outstanding 12,116,000 shares of common stock, par value $.001 per share, held by approximately 2,800 holders of record. Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting or at any adjournments or postponements thereof.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company entitled to vote at the annual meeting, regardless of whether a proxy has authority to vote on all matters presented at the meeting, shall constitute a quorum at the annual meeting. The five nominees for director who receive the highest number of votes shall be elected. On matters other than the election of directors, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, unless for any particular proposal the vote of a greater proportion of shares, or of any particular class of shares, or of each class, is required by law or by the Company’s articles of incorporation or bylaws. Abstentions and broker non-votes on proposal 2 and on any other particular proposal that will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, will not be treated as a vote cast on the proposal and, therefore, will not affect the outcome of those matters to be voted on at the meeting.

For beneficial owners that are not record owners to vote, they will need to follow the directions from their broker enclosed with this proxy.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the annual meeting by submitting written notice of revocation to our corporate secretary or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the annual meeting and elects to vote in person the shares represented by the proxy.

The Company will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or telephone. Proxy solicitors may include directors, officers and regular employees of the Company. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s bylaws provide that its Board of Directors shall consist of at least three directors, with the exact number of directors that constitute the Board of Directors to be set by a resolution of the Board of Directors or by a majority of the Company’s stockholders. The number of directors on the Board of Directors currently is set at five.

Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted “FOR” election of the five nominees listed below unless a contrary instruction is made on the proxy. If one or more of these nominees should be unable or unwilling to serve for any reason, the persons named in the accompanying proxy may vote for another candidate or candidates nominated by the Board of Directors. However, the proxy holders may not vote proxies for a greater number of persons than the number of nominees named on the proxy card. All of the nominees listed below are presently directors of the Company.

THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FIVE NOMINEES LISTED BELOW.

Director Nominees

Timothy R. Busch, 51, has been the Chairman and a director of the Company since February 1998 and September 1997, respectively. Mr. Busch is a tax attorney and is president and managing partner of a professional services practice, The Busch Firm, which he founded in 1979. He is a director of Radica Games International, a publicly held company, and is a director of several privately held companies. Mr. Busch is a licensed attorney in California, Michigan, Texas and Washington, D.C. and is a non-practicing/inactive status as a CPA in California and Michigan.

N. Price Paschall, 57, has been a director of the Company since January 1994. Mr. Paschall has been Managing Director of Context Capital Group, an investment-banking firm that serves clients in the medical and industrial markets, since February 1992. Mr. Paschall was a partner of Shea, Paschall, Powell-Hambros Bank, and its predecessor company, a firm specializing in mergers and acquisitions, from January 1983 to January 1992. Mr. Paschall holds a B.A. in Business Administration from California Polytechnic University at Pomona. He currently serves on the Board of Directors of CPU Tech a private technology company located in Pleasanton, CA.

Maurice J. DeWald, 65, has been a director of the Company since February 1998. From June 1992 to the present, Mr. DeWald has been Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment and financial advisory firm. Mr. DeWald is a former member of the KPMG Peat Marwick Board of Directors and also served as the Managing Partner of the Los Angeles office of KPMG Peat Marwick from 1986 to 1991. He currently serves on the Boards of Directors of Dai-Ichi Kangyo Bank of California, Monarch Funds, a publicly-held investment fund, and Quality Systems, Inc., a publicly-held developer and marketer of healthcare information systems.

Ricardo G. Brutocao , 61, was appointed the position of Chief Executive Officer to fill the Company's previously announced vacancy at that position on January 2, 2006. Mr. Brutocao, who already serves as a director of the Company, will serve in this capacity on a part-time basis. Mr. Brutocao also serves as the President and a director of Centergistic Solutions, Inc., a maker of performance management software, positions Mr. Brutocao has held since 2001. From 2000 to 2001, Mr. Brutocao was the interim Chief Executive Officer of ZLand, Inc., a software company.

John Sawyer, 61, was elected as a director on March 6, 2006. Mr. Sawyer is Chairman and President of Penhall Company. He joined Penhall Company in 1978 as the Estimating Manager of the Anaheim Division. In 1980, Mr. Sawyer was appointed Manager of Penhall's National Contracting Division, and in 1984, he assumed the position of Vice President and became responsible for managing all construction services divisions. Mr. Sawyer has been President of Penhall since 1989, and Chairman since 1998. Mr. Sawyer is also a director and member of the audit committee for H&E Equipment Services,

Executive Officers

Following is information regarding each current executive officer of the Company who is not a member of the Board of Directors.

William G. Mortensen, 40, was appointed President and retained the Chief Financial Officer position on August 22, 2005 and previously held the position of Chief Financial Officer and Controller as of June 1, 2004. Mr. Mortensen was employed by Cingular Wireless LLC as Associate Director in Finance, and before the Cingular joint venture he was with SBC, Inc. as a manager of SBC Services supporting the SBC Wireless division since 1999. Before joining SBC, Inc. Mr. Mortensen worked for Frito-Lay, Inc. as a manager of finance and for over eight years with EDS, Inc. holding various financial positions. Mr. Mortensen holds a BBA degree in Business Administration from Abilene Christian University and has experience in the telecommunications, high-tech and manufacturing industries.

Michael Bowen , 48, was appointed Executive Vice-President on August 22, 2005 . Mr. Bowen began his career at Advanced Materials as Vice President of Sales and Marketing in 2003. Mr. Bowen’s former positions include: Director of New Product Development for Tecnol Medical Products, Inc, Research Fellow with Kimberly-Clark Corporation, Director of Sales for PGI Non-wovens, and Vice President of Branded Products at Struckmeyer Corporation. Mr. Bowen attended the University of Texas at Arlington and Tarrant County College. He is experienced in the design and marketing of disposable medical and consumer products, for which he has been granted many patents.

Term of Office and Family Relationships

The Company’s directors are elected at each annual stockholders’ meeting. Each of the Company’s directors is to hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Each of the Company’s executive officers serves at the discretion of the Company’s Board of Directors. There are no family relationships among the Company’s executive officers, directors and director nominees.

Director Compensation

Each of the Company’s directors is entitled to receive $10,000 annually and reimbursement for out-of-pocket expenses in connection with his attendance at each meeting of the Board of Directors or committee of the Board of Directors. In addition, each director is entitled to receive non-qualified stock options, pursuant to the Company’s 2003 Stock Option Plan, to purchase 20,000 shares of the Company’s common stock at fair market value when first elected to the Board of Directors, and 10,000 shares of common stock at fair market value each January subsequent to their reelection to the Board of Directors. The options become fully vested six months after their issuance. The chairman of the AMG Audit Committee receives an additional $2,000 annually. All director fees are paid on a quarterly basis. Mr. Brutocao does not receive director compensation as he is paid a salary of $125,000 plus expenses for his role as part-time CEO. Currently, no options are being issued until the company is current in its periodic filings. At that time, these options will be issued with an exercise price of the fair market value of the underlying common stock on the date of the grant.

Board of Directors and Committees

The Board of Directors held 12 meetings during fiscal 2004. During the fiscal year ended November 30, 2004, no incumbent director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

The Board of Directors has standing Compensation and Audit Committees, but does not have a nominating committee because the Board of Directors has determined that the entire Board of Directors can efficiently and effectively fulfill this function by using a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Company’s stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Company in writing, identifying the potential candidate and providing background information. See “Security Holder Communications with the Board of Directors.” Candidates may also come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms and other persons. In evaluating potential candidates, the Board of Directors takes into account a number of factors, including among others, the following:
•	independence from management;
•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses;
•	corporate governance background;
•	financial and accounting background, to enable the Board of Directors to determine whether the candidate would be suitable for Audit Committee membership; and
•	the size and composition of the Board of Directors.

The Compensation Committee currently is composed of Mr. Paschall and Mr. DeWald, with Mr. Paschall serving as Chairman, and met one time during fiscal 2004. The Compensation Committee evaluates the performance of the Company’s officers and makes recommendations to the Board of Directors concerning compensation. The Compensation Committee also determines option grants made pursuant to the Company’s stock option plans based on recommendations of management.

The Audit Committee currently is composed of Mr. DeWald and Mr. Paschall, with Mr. DeWald serving as Chairman, and met four times during fiscal 2004. The Audit Committee operates under a written charter that is attached as Appendix A to this proxy statement. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as that term is defined in NASD Marketplace Rule 4200(a)(15) and that Mr. DeWald is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee’s principal functions are to monitor the Company’s financial reporting process and internal control system, review and appraise the audit efforts of the Company’s independent auditors and provide an open avenue of communication among the Company’s independent auditors, financial and senior management and Board of Directors.

Security Holder Communications with the Board of Directors

The Board of Directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of the Board of Directors, or the independent directors as a group, any committee of the Board of Directors or any chair of any such committee, by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Secretary” at Advanced Materials Group, Inc., 3303 Lee Parkway, Suite 105, Dallas, Texas 75219. To communicate with any director electronically, security holders should send an e-mail “c/o Secretary,” at mbowen@ami4.com.

All communications received as set forth in the preceding paragraph will be opened by the Company’s Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Company’s Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy With Regard to Board Members’ Attendance at Annual Meetings

It is the Company’s policy that members of the Board of Directors are invited and encouraged to attend all of the Company’s annual meetings. At the time of the Company’s 2003 annual meeting of stockholders, the Company had four directors, all of whom were in attendance at the 2003 annual meeting of stockholders.

Report of the Audit Committee

The Audit Committee of the Board of Directors is asked to report to the stockholders on certain matters each year in the Company’s proxy statement.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has the general responsibility for the surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Management has the primary responsibility for preparing the Company’s financial statements and for its financial reporting process, and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process, including an analysis of the auditors’ judgment as to (a) the quality of the Company’s accounting procedures and practices, (b) any significant changes in the accounting policies of the Company and (c) any accounting and financial impact on the Company’s financial reports.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the Company’s quarterly and audited annual financial statements for the fiscal year ended November 30, 2004. The Audit Committee also discussed with the independent auditors the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standard No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and actively engaged in a dialogue with the independent auditors with respect to any and all disclosed relationships or services that may impact the objectivity and independence of the independent auditors. In reviewing and discussing such matters, the Audit Committee considered whether the auditors’ provision of non-audit services during fiscal 2004 was compatible with maintaining the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Maurice J. DeWald and N. Price Paschall

Certain Relationships and Related Transactions

On April 22, 2004, each of Mr. Busch and Mr. Delk loaned the Company $150,000 in exchange for the issuance of unsecured promissory notes bearing interest at the rate of 10.0% per annum and warrants to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $0.363 per share. Interest and principal on the notes were due July 21, 2004 but were not paid timely. As a result, the interest rate of the notes increased to the default rate of 12.0% per annum on July 22, 2004, and in October 2004, the Company paid to each of Mr. Busch and Mr. Delk $50,000 of principal plus interest accrued through July 21, 2004 on the entire principal balances of their notes and issued as a penalty to each of Mr. Busch and Mr. Delk an additional warrant to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $0.363 per share. Each of the warrants issued to Mr. Busch and Mr. Delk expires May 13, 2008.

On June 7, 2004, the Company issued a total of 595,239 shares to Delk Partners, Ltd., Plus 4 LLC, and the Lenawee Trust in exchange for an aggregate of $250,000 cash. Mr. Delk is the general partner of Delk Partners, Ltd. and is a director and executive officer of the Company. Mr. Busch is a beneficiary of the Lenawee Trust and a director of the Company. Richard H. Pickup is a partner of Plus 4 LLC and a member of a group beneficially owning more than 10% of the outstanding shares of the Company’s common stock. The sale of shares was effected to cover a $250,000 settlement paid to Wilshire Technologies, LLC in connection with the settlement of a lawsuit between the Company, two of its former employees, and Wilshire Technologies, LLC. Each of Delk Partners, Ltd., Plus 4 LLC, and the Lenawee Trust contributed $83,333.33 to the Company and received 198,413 shares of the Company’s common stock. The number of shares issued was based upon the common stock price of $0.42 per share, which was the closing sale price in the Pink Sheets as of May 28, 2004, the day the settlement was negotiated. The sale of shares was approved by all of the members of the Company’s Board of Directors.

On August 26, 2005, ADMG issued to each of the Lenawee Trust and Plus Four Private Equities, L.P. 625,000 shares of ADMG's common stock for $0.20 per share ($125,000 each). The Lenawee Trust is an affiliate of Timothy R. Busch, the Chairman of ADMG's Board of Directors.

Effective August 29, 2005, ADMG entered into a Separation and Release Agreement ("Separation Agreement") with Robert Delk ("Delk"), Delk Holdings, Inc. ("Delk Holdings") and Delk Partners, Ltd. ("DELK Partners"). Pursuant to the Separation Agreement, ADMG paid to Delk certain past due compensation, repaying amounts loaned to ADMG by Delk, and reimbursing him for certain expenses related to intellectual property being transferred by Delk Holdings to ADMG as described below. Delk, Delk Holdings and Delk Partners have agreed not to compete with ADMG, solicit employees, consultants or customers of ADMG, or disclose any confidential information of ADMG for a period of one year. The parties have agreed to release each other from all claims, whether known or unknown, other than those arising under the Separation Agreement.

The Company is or has been a party to employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” and “Compensation of Directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the common stock beneficially owned as of April 21, 2006 by:

•	each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the common stock;

•	each of the Company’s directors and director nominees;

•	each of the Company’s current Named Executive Officers; and

•	all current executive officers and directors as a group.

There were 12,116,000 shares of the Company’s common stock outstanding as of the close of business on April 21, 2006, the record date.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission under the Securities Exchange Act of 1934 (“Exchange Act”) and generally includes voting or investment power with respect to securities. Except as indicated below, the Company believes each holder possesses sole voting and investment power with respect to all of the shares of voting stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants held by that holder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Except as indicated below, the address for each named beneficial owner is the same as the Company’s. Ownership of less than 1.00% is indicated with an asterisk.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)
Dito Caree LP, Dito Devcar LP, Plus 4 LLC and Richard H. Pickup	2,575,367(2)	21.26%
Gregory J. Spagna	904,500(3)	7.46%
Delk Partners Ltd., Robert E. Delk and Ann Struckmeyer Delk	1,519,218(4)	12.54%
Timothy R. Busch and the Lenawee Trust	2,280,180(5)	18.81%
N. Price Paschall	270,000(6)	2.23%
Maurice J. DeWald	50,000(7)	*
William G. Mortensen	20,000(7)	*
Michael Bowen	40,000(7)	*
Ricardo G. Brutocao	40,000(8)
All current executive officers and directors as a group (7 persons) (1)	2,700,180(1)	22.3%
_________________

(1)	Mr. Brutocao, Mr. Busch, Mr. Paschall and Mr. DeWald are directors of the Company. Mr. Bowen and Mr. Mortensen are executive officers of the Company.

(2)
Represents 986,300 shares held by Dito Caree LP, 200,000 shares held by Dito Devcar LP and 1,389,067 shares held by Plus 4 LLC. Mr. Pickup holds voting and dispositive power over these shares as general partner of each of three two entities. Mr. Pickup’s address is c/o David Hehn, 3753 Howard Hughes Parkway #200, Las Vegas, Nevada 89109-0938.

(3)
Represents 617,000 shares held by Mr. Spagna and 287,500 shares held jointly by Mr. Spagna and his spouse and children, as reported on a Schedule 13D/A filed with the Commission on February 5, 2003. Mr. Spagna’s address is 515 Airport Executive Park, Nanuet, New York 10954.

(4)
Represents 1,419,218 shares held by Delk Partners Ltd., 100,000 shares underlying warrants held by Delk. Voting and dispositive power over the shares held by Delk Partners Ltd. is shared by Mr. Delk and Ann Struckmeyer Delk as partners of Delk Partners Ltd. Delk Companies address is 4040 Grassmere Lane, Dallas, Texas 75205.

(5)
Represents 1,505,180 shares held by the Lenawee Trust, of which Mr. Busch and his spouse are beneficiaries and hold voting and dispositive power, 100,000 shares underlying warrants held by Mr. Busch, and 50,000 shares underlying options held by Mr. Busch.

(6)	Represents 10,000 shares outstanding and 260,000 shares underlying options.

(7)	Represents shares underlying options.

(8)
Effective August 22, 2005, ADMG also granted a non-qualified stock option to Ricardo Brutocao ("Brutocao") to purchase up to 100,000 shares of ADMG's common stock for $0.20 per share. The option vests 20% immediately, and the remaining 80% in four 20% increments on each anniversary date of the grant. If Brutocao ceases, for any reason, to provide consulting services to ADMG, vesting ceases and the option expires 90 days thereafter. Mr. Brutocao also engaged in a private transaction to purchase 20,000 shares of AMG stock from the Lenawee Trust.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company for services rendered to the Company by its current and former Chief Executive Officers and to each of the other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus during the fiscal year ended November 30, 2004 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Annual Compensation				Long-Term Compensation Awards
	Fiscal Year	Salary(1)	Bonus	Other Annual Compensation(2)	Securities Underlying Options Granted(3)
Robert E. Delk, President, Chief Executive Officer and Secretary(4)	2004 2003 2002	$125,000 — —	— — —	— $3,396 —	— 1,780,000 —
Steve F. Scott(4) Former President and Former Chief Executive Officer	2004 2003 2002	— $183,206 $187,144	— — —	— $12,964 $17,980	— 10,000 10,000
David Lasnier(4) Former Senior Vice President	2004 2003 2002	— $131,750 $131,750	— — —	— $12,421 $12,421	— — —
Tom Lane(4) Former Chief Executive, Europe	2004 2003 2002	— $155,475 $155,475	— — $28,947	— $14,524 $14,524	— — —
_______________

(1)
Mr. Delk’s agreement was to received $125,000 annually beginning in August 2004. Mr. Scott and Mr. Lasnier accepted voluntary salary reductions of 25% and 15%, respectively, in October 2001 to help facilitate the operations of the Company.

(2)
For Mr. Delk, represents health insurance reimbursement for fiscal 2003. For Mr. Scott, includes automobile allowances of $7,165 for fiscal 2003 and $10,350 for fiscal 2002, and medical insurance of $5,799 and $7,630 for fiscal 2003 and fiscal 2002 respectively. For Mr. Lasnier, includes automobile allowances of $8,401 for each of fiscal 2003 and fiscal 2002 and medical insurance of $4,020 and $4,020 for fiscal 2003 and fiscal 2002, respectively. For Mr. Lane, includes pension contributions of $14,524 and $14,524 for fiscal 2003 and fiscal 2002, respectively.

(3)
Includes options to purchase up to 30,000 shares of common stock and 10,000 shares of common stock, respectively, granted to Mr. Delk and Mr. Busch in connection with their service on the Company’s Board of Directors.

(4)
Mr. Delk was appointed as the Company’s President, Chief Executive Officer and Secretary in August 2003. Mr. Scott’s employment terminated in August 2003. Mr. Lasnier’s employment terminated in January 2003. Mr. Lane’s employment terminated in November 2003.

Option Grants in Last Fiscal Year

No options were granted to any of the above named individuals in fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of options by the Named Executive Officers during fiscal 2004 and unexercised stock options held by the Named Executive Officers as of November 30, 2004. Options held by Mr. Scott, Mr. Lasnier and Mr. Lane terminated upon termination of their employment prior to November 30, 2003.

	Shares		Number of Shares Underlying Unexercised Options at November 30, 2004		Value of Unexercised In-The-Money Options at November 30, 2004(2)
Name	Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Delk	—	—	696,000	1,000,000	$0	$0
________________

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.

(2)	Based on the last reported sale price ($0.22 per share) on the Pink Sheets on April 21, 2006 (the Date of Record).

Employment Contract, Termination of Employment and Change-in-Control Arrangements

In August 2003, the Company entered into an employment agreement with its newly appointed President, Chief Executive Officer and Secretary, Robert E. Delk. The agreement is to be effective through July 31, 2005, subject to renewal for automatic successive additional one-year periods if neither the Company nor Mr. Delk provides written notice of termination at least 30 days prior to the end of the then current term. In lieu of salary during the first year of the term of the employment agreement, Mr. Delk received common stock purchase options described in the “Option Grants in Last Fiscal Year” table above and also received reimbursement of approximately $8,300 for health insurance premiums. In fiscal 2003, compensation expense of $42,000 pertaining to the employment agreement was recorded as an adjustment to paid in capital.

The employment agreement with Mr. Delk provides for a base salary of at least $125,000 per year beginning in August 2004. The Company and Mr. Delk are in the process of negotiating a replacement employment agreement. Accordingly, effective as of August 1, 2004, the Company began booking an accrued payroll liability for the $125,000 annual salary. The Company intends to pay this liability to Mr. Delk in a lump sum if negotiations are successfully completed. The Company also continues to reimburse Mr. Delk for health insurance premiums.

On June 24, 2005, Robert E. Delk, who has served as a member of the board of directors ("Board") of Advanced Materials Group, Inc. ("ADMG") and as the President and Chief Executive Officer of ADMG since August 1, 2003, resigned from his position on the board of directors. Pursuant to the letter dated June 24, 2005 addressed to the Chairman of the Board of ADMG in which Mr. Delk advised the board of directors of his resignation as a director, Mr. Delk also gave written notice of termination of his employment with ADMG effective July 31, 2005 upon the expiration of his Employment Agreement dated August 1, 2003 with ADMG.

On August 22, 2005, Advanced Materials Group, Inc. (OTC: ADMG.PK) ("ADMG") entered into Employment Agreements with William G. Mortensen ("Mortensen") and Michael Bowen ("Bowen"). Pursuant to these Employment Agreements, Mortensen will serve as President and Chief Financial Officer of ADMG and Bowen will serve as Executive Vice President of ADMG. The terms of employment are at will; however, if either is terminated without cause (as defined in the Employment Agreements), they receive severance pay equal to six months' base salary if the termination occurs within the first year of the term, and equal to three months' base salary if the termination occurs thereafter. Mortensen's base annual salary is set at $120,000 and Bowen's base annual salary is set at $135,000. Mortensen and Bowen are each entitled to bonuses calculated by formulas based upon ADMG's income from continuing operations before taxes. Bowen also received a grant of an incentive stock option to purchase up to 200,000 shares of ADMG's common stock for $0.20 per share. The option vests 20% per year for five years, beginning one year from the date of the grant. If Bowen's employment with ADMG terminates for any reason other than for cause or his voluntary resignation, the option does not terminate and vesting continues.

On January 2, 2006, the board of directors of the Company elected Ricardo G. Brutocao as Chief Executive Officer to fill the Company's previously announced vacancy at that position. Mr. Brutocao, who already serves as a director of the Company, will serve in this capacity on a part-time basis.

Stock Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company’s common stock, based on its market price, over a five-year period with the cumulative total return of the Nasdaq Composite Index and the S&P 600 Small Cap Index as a peer group comparison, assuming reinvestment of dividends. The Company has selected the S&P 600 Small Cap Index on the basis that it believes that it cannot reasonably identify a reasonable pool of peer issuers in the same line of business. This graph assumes that the value of the investment in the Company’s common stock and each of the comparison groups was $100 at the beginning of the measurement period.

	Cumulative Total Return
	1998	1999	2000	2001	2002	2003	2004
ADVANCED MATERIALS GROUP, INC.	$100	$ 59	$116	$ 30	$ 32	$ 35	$38
NASDAQ STOCK MARKET (COMPOSITE INDEX)	100	171	78	58	44	59	21
S&P 600 SMALL CAP INDEX	100	110	107	119	111	145	300

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of the following non-employee directors during fiscal 2005: Mr. Paschall and Mr. DeWald. No director who was a member of the Compensation Committee during fiscal 2004 was an officer or employee of the Company or its subsidiaries during fiscal 2004, was formerly an officer of the Company or its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933 (“Securities Act”).

None of the Company’s executive officers serves as a member of a compensation committee of another corporation (or other Board committee of such company performing equivalent functions or, in the absence of any such committee, the entire Board of Directors of such corporation), one of whose executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served during fiscal 2004 as a director of another corporation, one of whose executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served during fiscal 2005 as a member of a compensation committee of another corporation (or other Board committee of such corporation performing similar functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as one of the Company’s directors.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors, composed of Mr. Paschall and Mr. DeWald, has the authority to administer the Company’s executive compensation programs, including the Company’s stock incentive plans. The Company’s executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company’s executive officers with those of its stockholders.

Executive Compensation Program

The Company’s executive compensation program consists of three principal elements: base salary, cash bonus and stock options. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance, and assesses expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding the salaries prevailing in the industry.

The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans depend upon individual performance and the achievement by the Company of certain financial targets established by the Board of Directors prior to the start of each fiscal year.

Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock options grants. Stock options align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company’s stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants to other executives in the industry holding comparable positions as well as the executive’s position within the Company.

Chief Executive Officer Compensation

The Company is a party to an employment agreement with Steve F. Scott, its former President and form Chief Executive Officer, dated July 1, 1998, which provided Mr. Scott with an annual salary of $250,000 per year. The employment agreement was to be effective through June 30, 2004. In August 2003, Mr. Scott’s employment with the Company terminated and the employment agreement with Mr. Scott was amended whereby he is to be paid in monthly installments of $7,555 beginning August 2003 through August 2005.

In August 2003, the Company entered into an employment agreement with its newly appointed President, Chief Executive Officer and Secretary, Robert E. Delk. The agreement is to be effective through July 31, 2005, subject to renewal for automatic successive additional one-year periods if neither the Company nor Mr. Delk provides written notice of termination at least 30 days prior to the end of the then current term. In lieu of salary during the first year of the term of the employment agreement, Mr. Delk received common stock purchase options described in the “Option Grants in Last Fiscal Year” table above and also received reimbursement of approximately $8,300 for health insurance premiums. In fiscal 2003, compensation expense of $42,000 pertaining to the employment agreement was recorded as an adjustment to paid in capital.

The employment agreement with Mr. Delk provides for a base salary of at least $125,000 per year beginning in August 2004. The Company and Mr. Delk are in the process of negotiating a replacement employment agreement. Accordingly, effective as of August 1, 2004, the Company began booking an accrued payroll liability for the $125,000 annual salary. The Company intends to pay this liability to Mr. Delk in a lump sum if negotiations are successfully completed. The Company also continues to reimburse Mr. Delk for health insurance premiums.

In determining the Chief Executive Officer compensation, the Compensation Committee considers the Company’s overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering these indicia of performance, the Compensation Committee awarded no cash bonuses for fiscal 2004.

This report was furnished by Mr. Paschall and Mr. DeWald

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of the Company as well as persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by the regulations of the Commission to furnish the company with copies of all Section 16(a) forms that they file.

Code of Ethics

The Company has adopted a code of ethics that is applicable to all of the Company’s directors, officers and employees and is intended to meet the definition of a “code of ethics” as set forth in Item 406(b) of Regulation S-K of the Commission. The Company will provide a copy of the code of ethics to any person without charge, upon written request to Advanced Materials Group, Inc., Attention: Investor Relations, 3303 Lee Parkway, Suite 105, Dallas, Texas 75219.

PROPOSAL 2

RATIFICATION OF

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

The Company is asking its stockholders to ratify the Audit Committee’s appointment of Whitley Penn as its independent auditors for the fiscal year ending November 30, 2005. If the Company’s stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Catherine Fang CPA, LLC and BDO Seidman, LLP (“BDO”) are not expected to be present at the meeting.

Change in Independent Auditors

On September 14, 2005, Advanced Materials Group, Inc. and subsidiaries ("ADMG") notified Whitley Penn, the independent accounting firm that was engaged as ADMG's public accountant to audit ADMG's consolidated financial statements, that it intended to engage new independent public accountants, and dismissed Whitley Penn as ADMG's independent public accountant.

As previously reported by ADMG in Form 8-K/A No. 1 for May 25, 2004, Whitley Penn was engaged on May 25, 2004 to replace the previous auditor, BDO Seidman, LLP. Due to concerns with the cost of their services, ADMG is replacing Whitley Penn. Also due to cost concerns, ADMG did not have Whitley Penn issue an audit report or any review reports on ADMG's consolidated financial statements as of and for ADMG's fiscal year ended November 30, 2004.

ADMG's decision to change independent public accountants was approved by ADMG's audit committee and board of directors. In connection with services provided to ADMG for its most recent fiscal year ended November 30, 2004, and through September 14, 2005, there were no disagreements with Whitley Penn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Whitley Penn's satisfaction, would have caused Whitley Penn to make reference to the subject matter of the disagreements in connection with any audit or review reports Whitley Penn would have issued on ADMG's consolidated financial statements for such periods, if those consolidated financial statements had been finalized. For the fiscal year ended November 30, 2004 and through September 14, 2005, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

On September 20, 2005, ADMG provided Whitley Penn with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. ADMG requested that Whitley Penn furnish ADMG with a letter addressed to the Securities and Exchange Commission stating whether Whitley Penn agrees with the statements being made by ADMG in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of Whitley Penn's letter is attached as Exhibit 16 to this Form 8-K.

On September 14, 2005, ADMG engaged Catherine Fang, CPA, LLC ("Fang") as its new independent public accountants. During the fiscal years ended November 30, 2004 and 2003 and through September 14, 2005, ADMG has not consulted with Fang with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on ADMG's consolidated financial statements or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by BDO for the audit of the Company’s annual financial statements for fiscal years 2003 and 2002 and fees billed for other services rendered by BDO for those periods and 2004 fees for Catherine Fang CPA, LLC.

	2004	2003	2002
Audit Fees	43,000	$115,000	$95,500
Audit-Related Fees	9,985	18,900	13,300
Tax Fees	9,500	34,000	30,835
All Other Fees	62,485	$167,900	$139,635

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include legal review and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders which are intended for inclusion in the Company’s proxy statement and proxy and to be presented at the Company’s 2006 annual stockholders’ meeting must be received by the Company by May 10, 2006 in order to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2006 annual stockholders’ meeting. Such proposals should be addressed to the Company’s Secretary and may be included in next year’s annual stockholders’ meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals.

For all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than May 10, 2006. If a stockholder fails to notify the Company of any such proposal prior to that date, management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in the Company’s proxy statement.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company’s common stock is traded in the pink sheets under the symbol “ADMG.PK.”

ANNUAL REPORT

A copy of the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2004, as filed with the Commission (exclusive of exhibits), accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy solicitation material.

An additional copy of the Company’s annual report (without exhibits) will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Advanced Materials Group, Inc., Attention: Investor Relations, 3303 Lee Parkway, Suite 105, Dallas, Texas 75219, telephone (972) 432-0602. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including its annual report, can be found free of charge on the worldwide web at http://www.sec.gov.

By the Order of the Board of Directors

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

Dallas, Texas
May 9, 2006

ADVANCED MATERIALS GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2006

The undersigned hereby appoints William G. Mortensen as the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of common stock of Advanced Materials Group, Inc. (the “Company”) held of record by the undersigned at the close of business on April 21, 2006, at the 2004 annual meeting of stockholders to be held on Friday, May 19, 2006 at 10:00 a.m. local time, at The Busch Firm located at 2532 Dupont Drive, Irvine, California 92612 and at any and all adjournments and postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ADVANCED MATERIALS GROUP, INC.

May 19, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE
ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To consider and vote upon a proposal to elect five nominees to the Company’s board of directors:

NOMINEES:
☐	FOR ALL NOMINEES	0 Timothy R. Busch
0 Ricardo G. Brutocao
☐	WITHHOLD AUTHORITY	0 N. Price Paschall
	FOR ALL NOMINEES	0 Maurice J. DeWald
0 John Sawyer
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	To consider and vote upon a proposal to ratify the section of Catherine Fang CPA, LLC as the independent accountants for the Company for the fiscal year ending November 30, 2005:

☐ For              ☐  Against             ☐  Abstain

The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” and “FOR” proposal 2. All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.

To change the address on your account, please check the box at right and [ ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ____________________________________________       Date: _____________________
Signature of Stockholder ____________________________________________       Date: _____________________

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐